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                                                                     Exhibit 6.1


                       KOWLOON-CANTON RAILWAY CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

                                                                                 Restated
                                                        ---------------------------------------------------------
                                                         1999      2000      2001      2002      2003      2003
                                                        -------   -------   -------   -------   -------   -------
                                                          HK$       HK$       HK$       HK$       HK$       US$
                                                                           (except share data)
(1)  Weighted average number of ordinary shares......   289,950   311,200   377,867   391,200   391,200

HK GAAP
(2)  Profit after taxation (in millions).............     1,903     2,288     2,435     2,210     1,381
     Earnings per share - Basic (2)/(1)..............     6,563     7,352     6,444     5,649     3,530       455


US GAAP
(3)  Net Income (in millions)........................     3,150     4,113     3,792     2,951     1,512
     Earnings per share - Basic (3)/(1)..............    10,864    13,217    10,035     7,543     3,865       498